Exhibit (c)(15) SEARS OUTLET BOARD UPDATE AUGUST 25, 2019 ConfidentialExhibit (c)(15) SEARS OUTLET BOARD UPDATE AUGUST 25, 2019 Confidential

VINTAGE CAPITAL BID – CALCULATION OF NET PROCEEDS Below is the calculation of net proceeds to current SHOS shareholders, which reflect the current bid by Liberty Tax, an affiliate of Vintage Capital § Vintage Capital submitted a preemptive Letter of Intent on June 11, 2019, more than two weeks ahead of the deadline of June 28, 2019 ‒ Initial Indication of Interest was for net proceeds to shareholders of $122 million § Ultimately, after outreach to 135 parties, 17 of whom signed NDAs and received a CIM, Vintage Capital was the only party to submit a Letter of Intent § The Company entered into an exclusivity agreement with Vintage Capital on July 21, 2019, which was extended once ‒ Vintage Capital agreed to increase net proceeds to shareholders to $130 million after an adjustment of expenses capped at $11.9 million, implying an enterprise value of $142 million § After further diligence during exclusivity, Vintage Capital revised its bid to net proceeds of $121 million (also subject to an expenses cap of $11.9 million), implying an enterprise value of $132.9 million § $121 million in net proceeds would result in $1.00 of additional consideration per share to shareholders above the $2.25 base merger consideration payable by Transform Holdco Vintage Capital Bid - Calculation of Net Proceeds Implied TEV $132,900,000 (1) Less: Adjustment Cap (11,900,000) Net Proceeds to Shareholders $121,000,000 Less: Minimum Sale Proceeds 97,500,000 Excess Proceeds $23,500,000 Common Shares 22,702,132 RSUs 781,618 Fully Diluted Shares 23,483,750 (2) Excess Proceeds / Share $1.00 (2) Total Merger Consideration / Share $3.25 (1) Includes transaction expenses, taxes, D&O insurance and incentive payments. (2) Subject to change based on calculation of final Net Proceeds, including as a result of any working capital shortfall. 1VINTAGE CAPITAL BID – CALCULATION OF NET PROCEEDS Below is the calculation of net proceeds to current SHOS shareholders, which reflect the current bid by Liberty Tax, an affiliate of Vintage Capital § Vintage Capital submitted a preemptive Letter of Intent on June 11, 2019, more than two weeks ahead of the deadline of June 28, 2019 ‒ Initial Indication of Interest was for net proceeds to shareholders of $122 million § Ultimately, after outreach to 135 parties, 17 of whom signed NDAs and received a CIM, Vintage Capital was the only party to submit a Letter of Intent § The Company entered into an exclusivity agreement with Vintage Capital on July 21, 2019, which was extended once ‒ Vintage Capital agreed to increase net proceeds to shareholders to $130 million after an adjustment of expenses capped at $11.9 million, implying an enterprise value of $142 million § After further diligence during exclusivity, Vintage Capital revised its bid to net proceeds of $121 million (also subject to an expenses cap of $11.9 million), implying an enterprise value of $132.9 million § $121 million in net proceeds would result in $1.00 of additional consideration per share to shareholders above the $2.25 base merger consideration payable by Transform Holdco Vintage Capital Bid - Calculation of Net Proceeds Implied TEV $132,900,000 (1) Less: Adjustment Cap (11,900,000) Net Proceeds to Shareholders $121,000,000 Less: Minimum Sale Proceeds 97,500,000 Excess Proceeds $23,500,000 Common Shares 22,702,132 RSUs 781,618 Fully Diluted Shares 23,483,750 (2) Excess Proceeds / Share $1.00 (2) Total Merger Consideration / Share $3.25 (1) Includes transaction expenses, taxes, D&O insurance and incentive payments. (2) Subject to change based on calculation of final Net Proceeds, including as a result of any working capital shortfall. 1

PROCESS TIMETABLE Definitive Agreement documentation / negotiations are being finalized; the process is within the parameters laid out in the merger agreement with Transform Holdco 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 Week #: 6/8 6/15 6/22 6/29 7/6 7/13 7/20 7/27 8/3 8/10 8/17 8/24 8/31 9/7 9/14 9/21 9/28 10/5 10/12 10/19 10/26 11/2 11/9 11/16 11/23 11/30 End Date: Initial Nonbinding Final Definitive Agreement Close Stage One (completed) IOIs Bids Deadline Deadline 2 weeks Initiate Contacts / Execute NDAs 6/28/19 8/2/19 8/24/19 10/23/19 2 weeks Distribute CIM 4 weeks Facilitate Preliminary Bidder Diligence Stage Two (completed) 3 weeks Finalize Mgmt Presentation / Data Room Initial Bids (completed) Receive and Evaluate Initial Nonbinding IOIs Stage Three (completed) Data Room Access 5 weeks Definitive Agreement Close Deadline Management Presentations 3 weeks (a) (b) Deadline Extension Extension Draft Purchase Agreement 3 weeks 9/3/19 11/7/19 Bidder Diligence 5 weeks Final Bids (completed) Receive and Evaluate Final Bids Stage Four (finalizing) Negotiate Definitive Agreement 3 weeks 8.5 weeks Close Transaction Stage One: Stage Two: Stage Three: Stage Four: Preparation & Pre-Marketing Marketing Diligence Negotiation, Sign / Announce § PJ SOLOMON due diligence§ Facilitate bidder due diligence§ Select limited number of parties based on§ Receive and analyze final bids value, financing, timing, contingencies, due § Build financial forecast / model§ Prepare Management Presentation and data§ Negotiate with top bidder(s) diligence requirements and other factors room § Prepare Confidential Information§ Negotiate definitive agreement § Open data room Memorandum§ Bidders submit initial indications of interest, § Negotiate with Transform if including proposed value, terms and§ Organize due diligence visits with selected § Prepare and finalize buyers list § matching rights are applicable financing bidders (including Management § Contact list of potential bidders § Execute definitive agreement with selected Presentation) § Negotiate NDAs buyer § Distribute purchase agreement and final bid § Prepare 1st round bid instruction letter§ Announce transaction instructions § Distribute Confidential Information § Progress towards closing § Bidders submit final bids Memorandum and respond to inquiries from bidders (a) Extension is permitted under the merger agreement only if SHO is then in negotiations with one or more bidders and reasonably expects to reach definitive agreement within the extension period. (b) Extension is permitted under the merger agreement only if SHO and the buyer have a reasonable expectation that they can consummate the sale within the extension period, and the deadline can only be extended past 10/31/19 if SHO has gotten an extension of its current default waiver under its existing credit agreements. 2PROCESS TIMETABLE Definitive Agreement documentation / negotiations are being finalized; the process is within the parameters laid out in the merger agreement with Transform Holdco 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 Week #: 6/8 6/15 6/22 6/29 7/6 7/13 7/20 7/27 8/3 8/10 8/17 8/24 8/31 9/7 9/14 9/21 9/28 10/5 10/12 10/19 10/26 11/2 11/9 11/16 11/23 11/30 End Date: Initial Nonbinding Final Definitive Agreement Close Stage One (completed) IOIs Bids Deadline Deadline 2 weeks Initiate Contacts / Execute NDAs 6/28/19 8/2/19 8/24/19 10/23/19 2 weeks Distribute CIM 4 weeks Facilitate Preliminary Bidder Diligence Stage Two (completed) 3 weeks Finalize Mgmt Presentation / Data Room Initial Bids (completed) Receive and Evaluate Initial Nonbinding IOIs Stage Three (completed) Data Room Access 5 weeks Definitive Agreement Close Deadline Management Presentations 3 weeks (a) (b) Deadline Extension Extension Draft Purchase Agreement 3 weeks 9/3/19 11/7/19 Bidder Diligence 5 weeks Final Bids (completed) Receive and Evaluate Final Bids Stage Four (finalizing) Negotiate Definitive Agreement 3 weeks 8.5 weeks Close Transaction Stage One: Stage Two: Stage Three: Stage Four: Preparation & Pre-Marketing Marketing Diligence Negotiation, Sign / Announce § PJ SOLOMON due diligence§ Facilitate bidder due diligence§ Select limited number of parties based on§ Receive and analyze final bids value, financing, timing, contingencies, due § Build financial forecast / model§ Prepare Management Presentation and data§ Negotiate with top bidder(s) diligence requirements and other factors room § Prepare Confidential Information§ Negotiate definitive agreement § Open data room Memorandum§ Bidders submit initial indications of interest, § Negotiate with Transform if including proposed value, terms and§ Organize due diligence visits with selected § Prepare and finalize buyers list § matching rights are applicable financing bidders (including Management § Contact list of potential bidders § Execute definitive agreement with selected Presentation) § Negotiate NDAs buyer § Distribute purchase agreement and final bid § Prepare 1st round bid instruction letter§ Announce transaction instructions § Distribute Confidential Information § Progress towards closing § Bidders submit final bids Memorandum and respond to inquiries from bidders (a) Extension is permitted under the merger agreement only if SHO is then in negotiations with one or more bidders and reasonably expects to reach definitive agreement within the extension period. (b) Extension is permitted under the merger agreement only if SHO and the buyer have a reasonable expectation that they can consummate the sale within the extension period, and the deadline can only be extended past 10/31/19 if SHO has gotten an extension of its current default waiver under its existing credit agreements. 2